EXHIBIT 3.1

STATE OF DELAWARE

SECRETARY OF STATE

DIVISION OF CORPORATIONS

FILED 10:00 AM 03/29/1994

344051804 - 2390003

CERTIFICATE OF INCORPORATION

OF

CALLON PETROLEUM HOLDING COMPANY

ARTICLE ONE

The name of the Corporation is Callon Petroleum Holding Company.

ARTICLE TWO

The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware, 19801, and the name of its registered agent at such address is The Corporation Trust

Company.

ARTICLE THREE

The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware ("Act"),

ARTICLE FOUR

The Corporation shall have authority to issue two classes of stock, and the total number authorized shall be one (1) share of Common Stock of the par value of one cent ($.01) each, and one (1) share of Preferred Stock of the par value of one cent ($.01) each. A description of the different classes of stock of the Corporation and a statement of the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, in respect of each class of such stock are as follows:

1.

ISSUANCE IN CLASS OR SERIES. The Common Stock or Preferred Stock may be issued from time to time in one or more series, or either or both of the Common and Preferred Stock may be divided into additional classes and such classes into one or more series. The terms of a class or series, including all rights and preferences, shall be as specified in the resolution or resolutions adopted by the Board of Directors designating such class or series which resolution or resolutions the Board of Directors is hereby expressly authorized to adopt. Such resolution or resolutions with respect to a class or series shall specify all or such of the rights or preferences of such class or series as the Board of Directors shall determine, including, without limitation, any or all of the following, if applicable: (a) the number of shares to constitute such class or series and the distinctive designation thereof; (b) the dividend or manner for determining the dividend payable with respect to the shares of such class or series and the date or dates from which dividends shall accrue, whether such dividends shall be cumulative, and, if cumulative, the date or dates from which dividends shall accumulate and whether the shares in such class or series shall be entitled to preference or priority over any other class or series of stock of the Corporation with respect to payment of  dividends; (c) the terms and conditions, including price or a manner for determining the price, of redemption, if any, of the shares of such class or series; (d) the terms and conditions of a retirement or sinking fund, if any, for the purchase or redemption of the shares of such class or series; (e) the amount which the shares of such class or series shall be entitled to receive, if any, in the event of any liquidation, dissolution or winding up of the Corporation and whether such shares shall be entitled to a preference or priority over shares of another class or series with respect to amounts received in connection with any liquidation, dissolution or winding up of the Corporation; (f) whether the shares of such class or series shall be convertible into, or exchangeable for, shares of stock of any other class or classes, or any other series of the same or any other class or classes of stock, of the Corporation and the terms and conditions of any such conversion or exchange; (g) the voting rights, if any, of shares of stock of such class or series in addition to those granted herein, if any; (h) the status as to reissuance or sale of shares of such class or series redeemed, purchased or otherwise reacquired or surrendered to the Corporation on conversion; (i) the conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase,  redemption or other acquisition by the Corporation or any subsidiary, of any other class or series of stock of the Corporation ranking junior to such shares as to dividends or upon liquidation; (j) the conditions, if any, on the creation of indebtedness of the Corporation, or any subsidiary, and (k) such other preferences, rights, restrictions and qualifications as the Board of Directors may determine.

All shares of the Common Stock shall rank equally and all shares of the Preferred Stock shall rank equally, and be identical within their classes in all respects regardless of series, except as to terms which may be specified by the Board of Directors pursuant to the above provisions. All shares of any one series of a class of Common Stock or Preferred Stock shall be of equal rank and identical in all respects, except that shares of any one series issued at different times may differ as to the dates which dividends thereon shall accrue and be cumulative.

2.

OTHER PROVISIONS. Shares of Common Stock or Preferred Stock of any class or series may be issued with such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, option or special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issuance of such stock adopted by the Board of Directors. Any of the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of any such class or series of stock may be made dependent upon facts ascertainable outside the resolution or resolutions of the Board of Directors providing for the issue of such stock by the Board of Directors, provided the manner in which such facts shall operate upon the voting powers, designations, preferences, rights and qualifications, limitations or restrictions of such class or series is clearly set forth in the resolution or resolutions providing for the issue of such stock adopted by the Board of Directors.

3.

COMMON STOCK. Except as otherwise provided in any resolution or resolutions adopted by the Board of Directors providing for the issuance of a class or series of Preferred Stock or Common Stock, the Common Stock shall (a) have the exclusive voting power of the corporation; (b) entitle the holders thereof to one vote per share at all meetings of the stockholders of the Corporation; (c) entitle the holders to share ratably, without preference over any other shares of the Corporation, in all assets of the Corporation in the event of any dissolution, liquidation or winding up of the Corporation; and (d) entitle the record holders thereof on such record dates as are determined, from time to time, by the Board of Directors to receive such dividends, if any, if, as and when declared by the Board of Directors.

ARTICLE FIVE

The Corporation is to have perpetual existence.

ARTICLE SIX

1.

NUMBER, ELECTION AND TERM OF DIRECTORS. The business and affairs of the Corporation shall be managed by a Board of Directors, which, subject to the rights of holders of shares of any class of series of Preferred Stock of the Corporation then outstanding to elect additional directors under specified circumstances, shall consist of not less than three nor more than twenty-one persons. The exact number of directors within the minimum and  maximum limitations specified in the preceding sentence shall be fixed from time to time by either (i) the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors or (ii) the affirmative vote of the holders of 80% or more of the voting power of all of the shares of the Corporation entitled to vote generally in the election of directors voting together as a single class. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. The directors shall be divided into three classes as nearly equal in number as possible, with the term of office of the first class to expire at the 1995 annual meeting of stockholders, the term of office of the second class to expire at the 1996 annual meeting of stockholders, and the term of office of the third class to expire at the 1997 annual meeting of stockholders, and with the members of each class to hold office until their successors shall have been elected and qualified At each annual meeting of stockholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election.

2.

STOCKHOLDER NOMINATION OF DIRECTOR CANDIDATES. Advance notice of stockholder nominations for the election of directors shall be submitted to the Board of Directors at least 120 days in advance of the scheduled date for the next annual meeting of stockholders.

3.

NEWLY CREATED DIRECTORSHIPS AND VACANCIES. Subject to the rights of the holders of any series of any Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors and any vacancies in the Board of Directors resulting from the death, resignation, retirement, disqualification, removal from office or other cause may be filled by a majority vote of the directors then in office even though less than a quorum, or by a sole remaining director.

4.

REMOVAL. Subject to the rights of the holders of any series of any Preferred Stock then outstanding, any director or the entire Board of Directors, may be removed from office at any annual or special meeting called for such purpose, and then only for cause and only by the affirmative vote of the holders of 80% or more of the voting power of all of the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class. As used herein, cause shall mean only the following: conviction of a felony or proof, beyond the existence of a reasonable doubt, that a director has committed grossly negligent or wilful misconduct resulting in a material detriment to the Corporation or committed a material breach of his fiduciary duty to the Corporation resulting in a material detriment to the Corporation.

5.

AMENDMENT, REPEAT, ETC. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of 80% or more of the voting power of all of the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or adopt any provision inconsistent with or repeal this Article Six, or to alter, amend, adopt any provision inconsistent with or repeal comparable sections of the Bylaws of the Corporation.

ARTICLE SEVEN

Subject to the rights of the holders of any series of Preferred Shares then outstanding, Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders unless all of the stockholders entitled to vote thereon consent thereto in writing. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of 80% or more of the voting power of all the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to call a special meeting of stockholders or to alter, amend or adopt any provision inconsistent with or repeal this Article Seven, or to alter, amend or adopt any provision inconsistent with comparable sections of the Bylaws.

ARTICLE EIGHT

The Corporation shall have the power to indemnify its present or former directors, officers, employees and agents or any person who served or is serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise to the fun extent permitted by the General Corporation Law of Delaware. Such indemnification shall not be deemed exclusive of any other rights to which such person may be entitled, under any Bylaws, agreements, vote of stockholders or disinterested directors, or otherwise.

ARTICLE NINE

A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages or breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (if) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Act, or, (iv) for any transaction from which the director derived an improper personal benefit.

ARTICLE TEN

In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the Bylaws of the corporation.

ARTICLE ELEVEN

The name and address of the incorporator is as follows:

George G. Young III

Butler & Binion

1700 First Interstate Bank Plaza

Houston, Texas 77002

In Witness Whereof, this certificate of incorporation was executed by the above named individual on this 28th day of March, 1994.

/s/ George G. Young III

George G. Young III

STATE OF DELAWARE

SECRETARY OF STATE

DIVISION OF CORPORATIONS

FILED 04:30 PM 08/04/1994

944145890 - 2390003

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

Callon Petroleum Holding Company, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"),

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of the Corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation:

RESOLVED, that the Certificate of Incorporation of the Corporation be amended by chanting Section 1. of the Article thereof numbered "SIX" so that, as amended, Section 1. of said Article shall be and read as follow:

"ARTICLE SIX

1.

NUMBER, ELECTION AND TERM OF DIRECTORS. The business and affairs of the Corporation shall be managed by a Board of Directors, which, subject to the rights of holders of shares of any class or series of Preferred Stock of the Corporation then outstanding to elect additional directors under specified circumstances, shall consist of no more than twenty-one person. The number of initial directors shall be two. Thereafter, the exact number of director within the maximum limitations as specified above shall be fixed from time to time by either (i) the Board of Directors pursuant to a resolution adopted by a majority of the entire Board of Directors or  (ii) the affirmative vote of the holders of 80% or more of the voting power of all of the shares of the Corporation entitled to vote generally in the election of directors voting together as a single class. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director. The directors shall be divided into three classes as nearly equal in number as possible, with the term of office of the first class to expire at the first annual meeting of stockholders following their election, the term of office of the second class to expire at the second annual meeting of stockholders following their election, and the term of office of the third class to expire at the third annual meeting of stockholders following their election, and with the members of each class to hold office until their successors shall have been elected and qualified. At each annual meeting of stockholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders after their election. Notwithstanding the foregoing, the above provisions regarding classification of directors shall be applicable only in the event that the Board of Directors is composed of three or more directors. Election of directors need not be by written ballot, except as otherwise provided in the Bylaws."

SECOND: That in lieu of a meeting and vote of stockholders, the sole stockholder of the Corporation has given its written consent to the amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the amendment was duly adopted in accordance with the applicable provisions in Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Fred L. Callon, its President, and attested by H. Michael Tatum, Jr., its Secretary, this 2nd day of August, 1994.

CALLON PETROLEUM HOLDING COMPANY

By /s/ Fred L. Callon

Fred L. Callon, President

ATTEST

/s/ H. Michael Tatum Jr.

H. Michael Tatum Jr., Secretary

STATE OF DELAWARE

SECRETARY OF STATE

DIVISION OF CORPORATIONS

FILED 04:30 PM 09/16/1994

944174625 - 2390003

CERTIFICATE OF MERGER

OF

CALLON CONSOLIDATED PARTNERS, L.P.

(a Delaware limited partnership)

with and into

CALLON PETROLEUM HOLDING COMPANY

(a Delaware corporation)

Callon Consolidated Partners, L.P., a Delaware limited partnership, for the purpose of merging with Callon Petroleum Holding Company, a Delaware corporation, hereby certifies as follows:

1.	The name and jurisdiction of formation or organization of each of the constituent entities are:

Name                               Jurisdiction

Callon Petroleum Holding CompanyDelaware

                 Callon Consolidated Partners, L.P.            Delaware

2.

An agreement and plan of consolidation has been approved, adopted, certified, executed and acknowledged by each of the constituent entities in accordance with section 263 of the Delaware General Corporation Law.

3.	The name of the surviving corporation is Callon Petroleum Holding Company, which shall herewith be changed to Callon Petroleum Company.

4.	The amendments or changes in the Certificate of Incorporation of the surviving corporation are as follows:

(i)	Article One is amended and replaced in its entirety with the following Article One:

"ARTICLE ONE

The name of the Corporation is Callon Petroleum Company."

(ii)	The first sentence of Article Four is amended and replaced in its entirety with the following sentence:

"The Corporation shall have authority to issue two classes of stock, and the total number authorized shall be 20,000,000 shares of Common Stock of the par value of one cent ($.01) each, and 2,500,000 shares of Preferred Stock of the par value of one cent  ($.01) each."

5.	The executed agreement and plan of consolidation is on file at the principal place of business of the surviving corporation, the address of which is:

                                     Callon Petroleum Holding Company

                                     200 North Canal Street

                                     Natchez, Mississippi 39120

6.	A copy of the agreement and plan of consolidation will be furnished by Callon Petroleum Holding Company, on request and without cost, to any partner or stockholder of a constituent entity.

IN WITNESS WHEREOF, this Certificate of Merger has been duly executed as of the 16th day of September 1994, and is being filed by Callon Petroleum Holding Company, the surviving corporation.

CALLON PETROLEUM HOLDING COMPANY

By: /s/ FRED L. CALLON

FRED L. CALLON, President

Attest:

/s/ H. Michael Tatum, Jr.

H. Michael Tatum, Jr., Secretary

AMENDMENT

TO

CERTIFICATE OF INCORPORATION

OF

CALLON PETROLEUM COMPANY

The undersigned, Robert A. Mayfield, Corporate Secretary of Callon Petroleum Company, a corporation organized and existing under the laws of the State of Delaware (the "CORPORATION"), does hereby certify as follows:

FIRST:   The name of the Corporation is Callon Petroleum Company

SECOND:  This Amendment (the "AMENDMENT") to the Certificate of Incorporation of the Corporation (the "CERTIFICATE") was duly adopted in accordance with the provisions of Section 242 of the Delaware General

Corporation Law. The Board of Directors has duly adopted resolutions setting forth and declaring advisable this Amendment and the holders of a majority of the outstanding stock of the Corporation entitled to vote at the special meeting of the stockholders called for the purpose of voting on the Amendment have voted in favor of this Amendment.

THIRD:   The Certificate is hereby amended by amending and restating the first sentence of Article Four to be and read as follows:

"The Corporation shall have authority to issue two classes of stock, and the total number authorized shall be 30,000,000 shares of Common Stock, par value $.01 per share, and 2,500,000 shares of Preferred Stock, par value $.01 per share."

IN WITNESS WHEREOF, the undersigned has executed this Amendment on behalf of the Corporation and has attested such execution and does verify and affirm, under penalty of perjury, that this Amendment is the act and deed of the Corporation and that the facts stated herein are true as of this 23rd day of January, 2004.

CALLON PETROLEUM COMPANY

By: /s/ Robert A. Mayfield

Robert A. Mayfield, Corporate Secretary

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

CALLON PETROLEUM COMPANY

The undersigned, Robert A. Mayfield, Corporate Secretary of Callon Petroleum Company, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST:The name of the Corporation is Callon Petroleum Company.

SECOND:  This Amendment (the “Amendment”) to the Certificate of Incorporation of the Corporation (the “Certificate”) was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.  The Board of Directors has duly adopted resolutions setting forth and declaring advisable this Amendment and the holders of a majority of the outstanding stock of the Corporation entitled to vote at the special meeting of the stockholders called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware for the purpose of voting on the Amendment have voted in favor of this Amendment.

THIRD:  The Certificate is hereby amended by amending and restating the first sentence of Article Four to be and read as follows:

“The Corporation shall have authority to issue two classes of stock, and the total number authorized shall be 60,000,000 shares of Common Stock, par value $.01 per share, and 2,500,000 shares of Preferred Stock, par value $.01 per share.”

IN WITNESS WHEREOF, the undersigned has executed this Amendment on behalf of the Corporation and has attested such execution and does verify and affirm, under penalty of perjury, that this Amendment is the act and deed of the Corporation and that the facts stated herein are true as of this 31st day of December, 2009.

Callon Petroleum Company

By:  /s/ Robert A. Mayfield

Robert A. Mayfield, Corporate Secretary

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

CALLON PETROLEUM COMPANY

The undersigned, B.F. Weatherly, Corporate Secretary of Callon Petroleum Company, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST:The name of the Corporation is Callon Petroleum Company.

SECOND:  This Amendment (the “Amendment”) to the Certificate of Incorporation of the Corporation (the “Certificate”) was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.  The Board of Directors has duly adopted resolutions setting forth and declaring advisable this Amendment and the holders of a majority of the outstanding stock of the Corporation entitled to vote at the special meeting of the stockholders called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware for the purpose of voting on the Amendment have voted in favor of this Amendment.

THIRD:  The Certificate is hereby amended by amending and restating the first sentence of Article Four to be and read as follows:

“The Corporation shall have authority to issue two classes of stock, and the total number authorized shall be 110,000,000 shares of Common Stock, par value $.01 per share, and 2,500,000 shares of Preferred Stock, par value $.01 per share.”

IN WITNESS WHEREOF, the undersigned has executed this Amendment on behalf of the Corporation and has attested such execution and does verify and affirm, under penalty of perjury, that this Amendment is the act and deed of the Corporation and that the facts stated herein are true as of this 15th day of January, 2014.

Callon Petroleum Company

By: /s/ B.F. Weatherly

B.F. Weatherly, Corporate Secretary

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

CALLON PETROLEUM COMPANY

The undersigned, B.F. Weatherly, Corporate Secretary of Callon Petroleum Company, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST:The name of the Corporation is Callon Petroleum Company.

SECOND:This Amendment (the “Amendment”) to the Certificate of Incorporation of the Corporation (the “Certificate”) was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.  The Board of Directors has duly adopted resolutions setting forth and declaring advisable this Amendment and the holders of a majority of the outstanding stock of the Corporation entitled to vote at the special meeting of the stockholders called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware for the purpose of voting on the Amendment have voted in favor of this Amendment.

THIRD:The Certificate is hereby amended by amending and restating the first sentence of Article Four to be and read as follows:

“The Corporation shall have authority to issue two classes of stock, and the total number authorized shall be 150,000,000 shares of Common Stock, par value $.01 per share, and 2,500,000 shares of Preferred Stock, par value $.01 per share.”

IN WITNESS WHEREOF, the undersigned has executed this Amendment on behalf of the Corporation and has attested such execution and does verify and affirm, under penalty of perjury, that this Amendment is the act and deed of the Corporation and that the facts stated herein are true as of this 20th day of May, 2015.

Callon Petroleum Company

By: /s/ B.F. Weatherly

B.F. Weatherly, Corporate Secretary

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

CALLON PETROLEUM COMPANY

The undersigned, B.F. Weatherly, Corporate Secretary of Callon Petroleum Company, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify as follows:

FIRST:The name of the Corporation is Callon Petroleum Company.

SECOND:This Amendment (the “Amendment”) to the Certificate of Incorporation of the Corporation (the “Certificate”) was duly adopted in accordance with the provisions of Section 242 of the Delaware General Corporation Law.  The Board of Directors has duly adopted resolutions setting forth and declaring advisable this Amendment and the holders of a majority of the outstanding stock of the Corporation entitled to vote at the annual meeting of the stockholders called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware for the purpose of voting on the Amendment have voted in favor of this Amendment.

THIRD:The Certificate is hereby amended by amending and restating the first sentence of Article Four to be and read as follows:

“The Corporation shall have authority to issue two classes of stock, and the total number authorized shall be 300,000,000 shares of Common Stock, par value $.01 per share, and 2,500,000 shares of Preferred Stock, par value $.01 per share.”

IN WITNESS WHEREOF, the undersigned has executed this Amendment on behalf of the Corporation and has attested such execution and does verify and affirm, under penalty of perjury, that this Amendment is the act and deed of the Corporation and that the facts stated herein are true as of this 12th day of May, 2016.

Callon Petroleum Company

By:/s/ B.F. Weatherly____________

B.F. Weatherly, Corporate Secretary